UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 29, 2025, Inhibikase Therapeutics, Inc. (the “Company”) reported results from the Phase 2 201 trial (the “201 Trial”) evaluating risvodetinib, a selective inhibitor of the non-receptor Abelson Tyrosine Kinases, in untreated Parkinson’s disease.

•

The 201 Trial enrolled 126 people with untreated Parkinson’s disease who were, on average, 14 months from diagnosis and were dosed in equal proportions at 50 mg, 100 mg, 200 mg or placebo for 12 weeks. The primary endpoints of this trial were safety and tolerability and there were 15 secondary endpoints to evaluate treatment benefit.

•

The 201 Trial met its primary endpoint of safety and tolerability, with 95% of enrolled participants completing 12 weeks on risvodetinib. Risvodetinib adverse event observations were comparable to placebo in frequency and severity. There were no treatment-related severe adverse events.

•

In the hierarchy of 15 secondary functional assessments, risvodetinib treatment did not demonstrate an improvement in the top hierarchical efficacy measure, which was the sum of Parts 2 and 3 of the Movement Disorder Society Universal Parkinson’s Disease Rating Scale (“MDS-UPDRS”) at any dose group (50mg, 100mg or 200mg) versus placebo.

•

Risvodetinib demonstrated an improvement at 100 mg in Part 2 of the MDS-UPDRS of -1.41 points (nominal p=0.036, 95% CI (-2.27, -0.096)), and at 50 mg in the Schwab & England Activities of Daily Life Scale of +4% (nominal p=0.0004, 95% CI (+1.3%, +6.7%)).

•	Analysis of alpha-synuclein pathology using skin biopsy suggests a treatment dependent reduction in neuronal alpha-synuclein deposition in cutaneous nerve fibers across all doses.

•	Data will be presented at a future medical meeting.

The Company will pause further development of risvodetinib as it focuses its resources on advancing lead program IkT-001Pro in pulmonary arterial hypertension (“PAH”) and will consider its strategic options for the risvodetinib program.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “expect,” “will,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including its ability to consider and identify strategic options for the risvodetinib program. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the Company’s ability to commence and execute a Phase 2b ‘702’ trial to evaluate IkT-001Pro as a treatment for PAH, as well as those risks discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2025	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Milton H. Werner, Ph.D.
Milton H. Werner, Ph.D.
President and Chief Executive Officer